EXHIBIT 99.1

CONSENT IN LIEU OF SPECIAL MEETING OF

BOARD OF DIRECTORS OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

NOVEMBER 4, 2014

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, the undersigned, being the sole director of the Corporation, does hereby consent to, adopt and approve the following actions without a meeting:

WHEREAS, the Board of Directors has determined that the size of the Board should be expanded from one to two members and that Steven Rossi should be added as the second director, it hereby is unanimously

RESOLVED: That the size of the Corporation's Board of Directors shall be increased from one member to two members and that Steven Rossi is hereby elected to fill the vacancy and to serve as a member of the Corporation's Board of Directors until his successor is duly elected and qualified.

WHEREAS, the Corporation would like to appoint Steven Rossi as Chief Executive Officer and Secretary, it hereby is unanimously

RESOLVED: Steven Rossi is hereby appointed as Chief Executive Officer and Secretary of the Corporation until his successor is elected and qualified.

WHEREAS, in connection with the acquisition by TruxMart Ltd. of 2,300,000 shares of the Corporation's common stock from several shareholders, A.J. Boisdrenghien has agreed to resign as a director 10 days after the mailing of the Schedule 14F-1 and resign as the President, Secretary and Principal Financial Officer of the Company effective on the closing of TruxMart's purchase of 2,300,000 shares.

WHEREAS, A.J. Boisdrenghien has tendered his resignation as a director effective 10 days after the mailing of the Schedule 14F-1, and officer positions effective on the closing of TruxMart's purchase of 2,300,000 shares, copies of such resignations being attached hereto;

NOW, THEREFORE, BE IT RESOLVED, that the resignations of A.J. Boisdrenghien as a director and as the President, Secretary and Principal Financial and Accounting Officer of the Company be and hereby are accepted, effective 10 days from the mailing of the Schedule 14F-1 for his position as a director and on the closing of TruxMart's purchase of 2,300,000 shares for his officer positions.

This Consent of the Board of Directors, when signed by all of the Directors of the Corporation, may be certified by any proper officer of the Corporation as having been adopted by unanimous vote of the Board of Directors of the Corporation on November 4, 2014.

IN WITNESS WHEREOF, the undersigned sole Director has evidenced his approval of the above proceedings as of the date last above-mentioned.

SOLE DIRECTOR:

By:	/s/ A.J. Boisdrenghien
A.J. Boisdrenghien

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RESIGNATION

To the Board of Directors of Franchise Holdings International, Inc. (the "Company"):

The undersigned, A.J. Boisdrenghien, hereby resigns as President, Secretary and Principal Financial and Accounting Officer of Franchise Holdings International, Inc. (the "Company"), effective immediately upon the closing of TruxMart's purchase of 2,300,000 shares of the Company.

This resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. In connection with my resignation, I hereby represent that as of the date of this letter, I have no claim against the Company for any outstanding remuneration, loans or fees of whatever nature.

Dated: November 4, 2014	By:	/s/ A.J. Boisdrenghien
A.J. Boisdrenghien

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RESIGNATION

To the Board of Directors of Franchise Holdings International, Inc. (the "Company"):

The undersigned, A.J. Boisdrenghien, hereby resigns as director of Franchise Holdings International, Inc. (the "Company"), effective 10 days after the mailing of the Schedule 14F-1, which the Company plans to prepare and file promptly after the date of this resignation.

This resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. In connection with my resignation, I hereby represent that as of the date of this letter, I have no claim against the Company for any outstanding remuneration, loans or fees of whatever nature.

Dated: November 4, 2014	By:	/s/ A.J. Boisdrenghien
A.J. Boisdrenghien

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